                             DATED: 29 OCTOBER 2002

                           ATCHISON CASTING UK LIMITED
                        and others as Facility Companies
                                and/or Guarantors

                                       and

                            BURDALE FINANCIAL LIMITED

--------------------------------------------------------------------------------

                             SUPPLEMENTAL AGREEMENT
                       in relation to a Facility Agreement
                             dated 17 September 2001

--------------------------------------------------------------------------------

                                    CONTENTS

Clause                                                     Page

THIS AGREEMENT is dated                                    29 October 2002

BETWEEN:

(1)  ATCHISON CASTING UK LIMITED (Registered in England and Wales No. 3514183)
     (the "Company");

(2)  THE COMPANIES identified in Part I of Schedule 1 as Facility Companies;

(3)  THE COMPANIES identified in Part II of Schedule 1 as Guarantors; and

(4)  BURDALE FINANCIAL LIMITED (Registered in England and Wales No. 2656007)
     ("Burdale").

BACKGROUND

(A)  Pursuant to the terms of a facility agreement dated 17 September 2001 (as amended and supplemented from time to time, the "Facility Agreement")
     between Atchison Casting UK Limited and others as Facility Companies and/or
     Guarantors and Burdale, Burdale has made available a receivables finance facility and a revolving credit facility to the Facility Companies.

(B)  The Obligors (as defined in the Facility Agreement) have requested that certain amendments be made to the Facility Agreement, which Burdale has agreed to upon the terms and subject to the conditions set out in this
     Supplemental Agreement.

IT IS AGREED:

1.   INTERPRETATION

1.1  In this Supplemental Agreement, unless the context requires otherwise:

     "Effective Date" means the date on which Burdale confirms to the
     Company that it has received all of the items specified in Schedule 2 in a form and substance satisfactory to it.

     "Standard Security" means the standard security dated 17 September
     2001 granted by Sheffield Forgemasters Rolls Limited in favour of Burdale over land and buildings at Meadow Works, Calder Street, Coatbridge.

1.2  Capitalised terms defined in the Facility Agreement have the same meaning when used in this Supplemental Agreement unless the context requires otherwise.

2.   AMENDMENTS TO FACILITY

2.1  On and from the Effective Date, the Facility Agreement shall be amended as follows:

     (a)  the following new definitions shall be inserted into Clause 1.1:

          (i)  ""Consolidated Tangible Net Worth" means the aggregate amount from time to time paid up or credited as paid up on the share capital of the Company and the amount standing to the credit of its consolidated capital and reserves (including any share premium account or capital redemption reserve, but excluding any goodwill (whether positive or negative) and/or any intangible assets) plus or minus the amount

               standing to the credit or debit of the consolidated profit or loss account of the Company (but excluding any provision for a deficit in the Company's pension scheme in accordance with FRS17)
               all as determined from the most recent consolidated monthly management accounts of the Company delivered to Burdale pursuant to Clause 14.1(b).";

          (ii) ""EBITDA" means for any period the Company's earnings before interest, tax, depreciation and amortisation (as defined in accordance with GAAP and calculated consistently with the
               policies and practices of the Company as at today's date) for such period (but excluding any provision for a deficit in the
               Company's pension scheme in accordance with FRS17), calculated on a consolidated basis as determined from the most recent
               consolidated monthly management accounts of the Company delivered to Burdale pursuant to Clause 14.1(b).";

          (iii) ""Net Income" means for any period the Company's profit before tax (as defined in accordance with GAAP and calculated
               consistently with the policies and practices of the Company as at today's date) less any amount of interest paid during such period by the Company to Atchison Casting Corporation pursuant to the intercompany indebtedness owed by the Company to Atchison Casting
               Corporation(but excluding any provision for a deficit in the
               Company's pension scheme in accordance with FRS17), calculated on a consolidated basis as determined from the most recent
               consolidated monthly management accounts of the Company delivered to Burdale pursuant to Clause 14.1(b)."; and

          (iv) ""Uncleared Effects" means any cheques which have been paid into a Blocked Account but which have not yet cleared into available funds and which Burdale is aware are uncleared either because it lodged such cheques into such Blocked Account or because of information available to it from the Barclays Business Master
               Service.":

     (b)  A new Clause 5.9 shall be inserted after the existing Clause 5.8 as follows:

          "5.9 Cash Restriction

               The aggregate amount of all Loans and all Outstanding Purchase
               Price shall not at any time exceed £10,750,000."

     (c)  Clause 9.5 shall be deleted and replaced with the following:

               "9.5 Application

               (a)  For the purposes of calculating interest in respect of the
                    Loans and for calculating any Purchase Commission or
                    commission in respect of the Forex Transactions, payments or other funds received by Burdale will be applied (conditional upon final collection) in satisfaction or reduction of the relevant Facility Company's liabilities under the Finance
                    Documents one Business Day following the date of receipt of funds by Burdale.

               (b)  For the purposes of calculating the amount of the Loans and
                    Outstanding Purchase Price available to the Facility
                    Companies, the Receivables Limit and the Forex Limit such
                    payments will be

                    applied (but, subject as provided below, conditional upon
                    final collection) in satisfaction or reduction of the
                    relevant Facility Company's liabilities under the Finance
                    Documents on the Business Day of receipt by Burdale PROVIDED
                    THAT Burdale may (in its absolute discretion) include in
                    such calculation an amount of up to 75% of the daily total of Uncleared Effects.

               (c)  For each Utilisation of the Facilities which involves the application of the proviso to paragraph (b) above, the
                    relevant Facility Company requesting such Utilisation shall pay to Burdale a fee of £2,500."

     (d)  Clause 13.10(b) shall be amended by inserting the following at the end of the Clause:

          "PROVIDED THAT the aggregate of all payments made by or on behalf of the Obligors (or any of them) shall not exceed £30,000 (or its equivalent in another currency or currencies) in any month and may only be made in the event that Burdale is satisfied (acting reasonably) that such amounts will be used by Atchison Casting
          Corporation in respect of salaries paid to employees located in the
          United States of America";

     (c)  A new Clause 13.24 shall be inserted as follows:

          "13.24 EBITDA

                    The Company shall procure that EBITDA in respect of the
                    months set out in column (1) below is not less than the
                    relevant amount set out in column (2):

                          (1)                                      (2)

                         Month                            Applicable EBITDA
                     September 2002                          £(286,000)
                      October 2002                           £(113,000)
                     November 2002                           £(97,000)
                     December 2002                             £3,000
                      January 2003                            £121,000
                     February 2003                            £140,000
                       March 2003                             £94,000
                       April 2003                             £156,000
                        May 2003                              £112,000
                       June 2003                              £140,000

     (d)  A new Clause 13.25 shall be inserted as follows:

          "13.25 Net Income

                 The Company shall procure that Net Income in respect of the months set out in column (1) below is not less than the relevant amount set out in column (2):

                     (1)                                             (2)

                    Month                                Applicable Net Income
                September 2002                              £(456,000)
                 October 2002                               £(247,000)
                November 2002                               £(292,000)
                December 2002                               £(154,000)
                 January 2003                               £(26,000)
                February 2003                                  £nil
                  March 2003                                £(61,000)
                  April 2003                                 £24,000
                   May 2003                                 £(44,000)
                  June 2003                                 £(12,000)

(e) A new Clause 13.26 shall be inserted as follows:

          "13.26 Consolidated Tangible Net Worth

          (a)  The Company shall procure that Consolidated Tangible Net Worth is at all times during the months set out in column (1) below not less than the relevant amount set out in column (2):

                    (1)                                             (2)

                   Month                         Applicable Consolidated Tangible
                                                             Net Worth
               September 2002                              £(417,000)
                October 2002                               £(886,000)
               November 2002                              £(1,410,000)
               December 2002                              £(1,791,000)
                January 2003                              £(2,052,000)
               February 2003                              £(2,290,000)

                 March 2003                               £(2,569,000)
                 April 2003                               £(2,781,000)
                  May 2003                                £(3,062,000)
                 June 2003                                £(3,401,000)

          (b)  In the event that the intercompany indebtedness owed to Atchison
               Casting Corporation and referred to in Clause 13.12(e) is
               converted into equity by the allotment of shares in the capital of the Company then the figures contained in column (2) above shall be increased by the amount of share capital so allotted;

     (g)  Clause 14.1(b) shall be deemed amended by:

          (i)  deleting the reference to "30" in the first line and inserting a reference to "20"; and

          (ii) inserting the following at the end of the Clause:

               "together with such calculations as may be necessary to establish in respect of that month:

               (i)  EBITDA;

               (ii) Net Income; and

               (iii) Consolidated Tangible Net Worth;"

     (h)  Clause 14.3(b) shall be deleted and replaced with the following
          Clauses 14.3(b) and 14.3(c) (and the existing Clause 14.3(c) shall be renumbered 14.3(d) accordingly):

          "(b) as soon as practicable and in any event within 15 days of the end of each month or more frequently as Burdale may reasonably request, ageings of creditors and Receivables with details of all dated invoices in a format to be agreed with Burdale (acting reasonably);

          (c)  on a weekly basis (within five Business Days of the last Business
               Day of the end of each week), full details of all Stock by category, location and supplier in a format to be agreed with
               Burdale (acting reasonably); and"; and

     (i)  Clause 16.1 shall be amended by inserting the following new sub-clause
          (o):

          "(o) Fonderie d'Autun SA Guarantee: Demand is made by any person under any guarantee provided by Sheffield Forgemasters Engineering
               Limited in respect of the acquisition of Fonderie d'Autun SA".

          (j)  Until such time as Burdale may (in its absolute discretion)
               determine, any Receivable owed to any Facility Company by Weirton
               Steel Corporation shall not be an Ineligible Receivable by reason only of the application of paragraph (i) of the definition of
               "Ineligible Receivables" in Clause 1.1 PROVIDED THAT the
               aggregate amount of Receivables owed by Weirton Steel

               Corporation which constitute Eligible Receivables shall not at any time exceed £300,000.

2.2  On and from the Effective Date, the Facility Agreement shall have effect as supplemented and amended by this Supplemental Agreement and all references in the Facility Agreement to "this Agreement" and like terms shall be construed as a reference to the Facility Agreement as supplemented and amended by this Supplemental Agreement.

2.3  The parties agree that this Supplemental Agreement is a Finance Document.

3.   REPRESENTATIONS AND WARRANTIES

     Each Obligor represents and warrants to Burdale that:

     (a)  it has the power to execute and deliver this Supplemental Agreement and to enter into and exercise its rights and perform its obligations under this Supplemental Agreement;

     (b)  all corporate and other action required to authorise the execution and delivery by it of this Supplemental Agreement and its performance of its obligations under this Supplemental Agreement has been duly taken;

     (c)  all authorisations required or desirable:

          (i)  to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Supplemental Agreement; and

          (ii) to make this Supplemental Agreement admissable in evidence in its jurisdiction of incorporation,

               have been obtained or effected and are in full force and effect;

     (d)  under the law of its jurisdiction of incorporation it is not necessary that this Supplemental Agreement be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this
          Supplemental Agreement or the transactions contemplated by this
          Supplemental Agreement;

     (e)  the obligations expressed to be assumed by it in this Supplemental
          Agreement are, subject to any principles of law affecting creditors'
          rights generally, legal, valid, binding and enforceable obligations;

     (f)  the entry into and performance by it of, and the transactions contemplated by, this Supplemental Agreement do not and will not conflict with:

          (i)  any law or regulation applicable to it;

          (ii) its constitutional documents; or

          (iii) any agreement or instrument binding upon it or any of its assets in any way which would have a Material Adverse Effect.

4.   OBLIGOR CONFIRMATIONS

4.1  Each Guarantor consents to the execution, delivery and performance by the other

     Obligors of this Supplemental Agreement and each Guarantor confirms that the guarantee and indemnity given by it in the Facility Agreement remains in full force and effect and extends to guarantee the obligations of the
     Facility Companies to Burdale under the Finance Documents as supplemented and amended by this Supplemental Agreement.

4.2  In addition (and without limitation) to the consent and confirmation given by it in Clause 4.1, each Obligor in its capacity as a Chargor (as defined in the Debenture) under the Debenture further confirms that the Security
     Interests created by it in favour of Burdale in the Debenture remain in full force and effect and are a continuing security for the Secured
     Liabilities (as defined in the Debenture) as supplemented and amended by this Supplemental Agreement.

4.3  In addition (and without limitation) to the consent and confirmation given by it in Clauses 4.1 and 4.2, Sheffield Forgemasters Rolls Limited in its
     capacity as Company under the Standard Security further confirms that the
     Security Interests created by it in favour of Burdale in the Standard
     Security remain in full force and effect and are a continuing security for the Secured Liabilities (as defined in the Standard Security) as supplemented and amended by this Supplemental Agreement.

5.   COUNTERPARTS

     This Supplemental Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same agreement.

6.   FEE

     In consideration of Burdale entering into this Supplemental Agreement at the request of the Company, the Company shall pay to Burdale a fee of
     £30,000 which shall be due and payable immediately (and, for the avoidance of doubt, whether or not the Effective Date occurs).

7.   GOVERNING LAW AND JURISDICTION

     This Supplemental Agreement shall be governed by English law and the parties submit to the non-exclusive jurisdiction of the English Courts.

This Supplemental Agreement has been entered into on the date stated at the beginning of this Supplemental Agreement.

                                   SCHEDULE 1
                                  The Obligors

                           Part I - Facility Companies

Name                                                        Registration number
                                                         (or equivalent if any)

Sheffield Forgemasters Rolls Limited                                     441372
Sheffield Forgemasters Engineering Limited                              1919676

                              Part II - Guarantors

Name                                                       Registration number
                                                         (or equivalent if any)

Atchison Casting UK Limited                                            3514183
Sheffield Forgemasters Group Limited                                   3120721
Sheffield Forgemasters Limited                                         2245637
Sheffield Forgemasters Rolls Limited                                    441372
Sheffield Forgemasters Engineering Limited                             1919676

                                   SCHEDULE 2
                              Conditions Precedent

1.   A certified copy of board minutes for each Obligor authorising the execution and delivery of this Supplemental Agreement.

2.   Satisfactory results to company and winding up searches in relation to each
     Obligor.

                                   SIGNATORIES

The Company

ATCHISON CASTING UK LIMITED

By: /s/ G.A. Honeyman

The Facility Companies

SHEFFIELD FORGEMASTERS ROLLS LIMITED

By:  /s/ P. Carless

SHEFFIELD FORGEMASTERS ENGINEERING LIMITED

By:  /s/ G.A. Honeyman

The Guarantors

ATCHISON CASTING UK LIMITED

By: /s/ G.A. Honeyman

SHEFFIELD FORGEMASTERS GROUP LIMITED

By:  /s/ P. Carless

SHEFFIELD FORGEMASTERS LIMITED

By:  /s/ P. Carless

SHEFFIELD FORGEMASTERS ROLLS LIMITED

By:  /s/ P. Carless

SHEFFIELD FORGEMASTERS ENGINEERING LIMITED

By:  /s/ G.A. Honeyman

Burdale

BURDALE FINANCIAL LIMITED

By:  /s/ B. Gitlin
     /s/ S. Chait

                                       10